EXHIBIT 10(l)

AMENDMENT TO AGREEMENT

This Amendment to Agreement (“Amendment”) is made and entered into on the      day of December, 2005, between                      (“the Associate”), and Wal-Mart Stores, Inc., a Delaware corporation, and its affiliates and subsidiaries (collectively “Wal-Mart”).

WHEREAS, The Associate and Wal-Mart have entered into an agreement concerning, among other things, restrictions on the Associate’s employment after terminating from employment with Wal-Mart (the “Transition Agreement”); and

WHEREAS, by this Amendment, the Associate and Wal-Mart wish to amend certain provisions of the Transition Agreement relating to post-employment payments by Wal-Mart to the Associate;

NOW THEREFORE, for good and sufficient consideration, the sufficiency of which the parties acknowledge, the parties agree as follows:

1.	Transition Payments. The Associate and Wal-Mart agree that the existing language in the Transition Agreement concerning the timing of post-employment payments shall be superseded by the following language:

The Associate will receive Transition Payments based on the Associate’s base salary on the date of termination (the “Salary”). Transition Payments will begin at the end of the regularly scheduled pay period six months after the date of termination. The first Transition Payment shall be an amount equal to six months’ Salary, less applicable withholding. Thereafter, each Transition Payment shall be an amount equal to the Associate’s biweekly Salary payment, less applicable withholding, which will continue for the period set forth in the Transition Agreement.

APPROVED AND AGREED:

WAL-MART STORES, INC.

By

SCHEDULE TO EXHIBIT

This Schedule of Executive Officers Who Have Executed an Amendment to Post-Termination Agreement and Covenant Not to Compete is included pursuant to Instruction 2 of Item 601(a) of Regulation S-K for the purposes of setting forth the material details in which the specific agreements differ from the form of agreement filed herewith as Exhibit 10(1).

Executive Officer	Date of Agreement
Michael T. Duke	December 1, 2005
Thomas M. Schoewe	December 31, 2005
Thomas D. Hyde	December 30, 2005

AMENDMENT B

(6 months of salary paid upon separation, with remaining

payments beginning 6 months after separation)

AMENDMENT TO AGREEMENT

This Amendment to Agreement (“Amendment”) is made and entered into on the      day of December, 2005, between                      (“the Associate”), and Wal-Mart Stores, Inc., a Delaware corporation, and its affiliates and subsidiaries (collectively “Wal-Mart”).

WHEREAS, The Associate and Wal-Mart have entered into an agreement concerning, among other things, restrictions on the Associate’s employment after terminating from employment with Wal-Mart (the “Transition Agreement”); and

WHEREAS, by this Amendment the Associate and Wal-Mart wish to amend certain provisions of the Transition Agreement relating to post-employment payments by Wal-Mart to the Associate;

NOW THEREFORE, for good and sufficient consideration, the sufficiency of which the parties acknowledge, the parties agree as follows:

1.	Transition Payments. The Associate and Wal-Mart agree that the existing language in the Transition Agreement concerning the timing of post-employment payments shall be superseded by the following language:

The Associate will receive Transition Payments based on the Associate’s base salary on the date of termination (the “Salary”). The first Transition Payment shall be an amount equal to six months’ Salary, less applicable withholding, and shall be paid on the date of termination or as soon thereafter as practical. Subsequent Transition Payments shall commence at the end of the regularly scheduled pay period six months after the date of termination, and each such payment shall be an amount equal to the Associate’s biweekly Salary payment, less applicable withholding, which will continue for the period set forth in the Transition Agreement.

APPROVED AND AGREED:

WAL-MART STORES, INC.

By